EXHIBIT 99.1

Home BancShares, Inc. Announces a 55.9% Increase in First Quarter Net Income

CONWAY, Ark., April 19, 2018 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ:HOMB), parent company of Centennial Bank, today announced a quarterly profit of $73.1 million for the first quarter of 2018 compared to $46.9 million, for the same quarter in 2017, which represents a $26.2 million or 55.9% increase.  Diluted earnings per share for the first quarter of 2018 was $0.42 per share compared to $0.33 per share for 2017, representing an increase of $0.09 per share or 27.3% for the first quarter of 2018 when compared to the same quarter in the prior year.

“Our first quarter earnings were $73.1 million and $97.0 million before taxes, both of which are records for Home,” said John Allison, Chairman. “We achieved an impressive return on average assets of 2.08%, which combined with our 37.83% efficiency ratio, has us positioned for another year of solid returns for our shareholders.”

Tracy French, Centennial Bank President and Chief Executive Officer, added, “We are pleased to deliver strong financial results for the first quarter while continuing to maintain high asset quality.  We maintained a non-performing assets to total assets ratio below 50 basis points and originated over $575 million in loans during the quarter. In addition, our conversion teams completed the system conversion of Stonegate during the quarter which will provide opportunity for continued efficiencies.”

“We are proud to report our most profitable quarter in the Company’s history,” said Randy Sims, Home BancShares, Inc. Chief Executive Officer.  “Diluted earnings per share for the quarter were $0.42 per share which was an increase of $0.09 or 27.3% from the first quarter of 2017. With outstanding performance results such as these, our shareholders can remain confident that we continue to focus on providing them with solid returns.”

Operating Highlights

Net interest margin, on a fully taxable equivalent basis, was 4.46% for the quarter just ended compared to 4.70% for the same quarter in 2017 and compared to 4.47% for the fourth quarter of 2017.  Net interest margin for the first quarter of 2018 includes accretion income of $10.6 million and average purchase accounting loan discounts of $164.1 million, compared to accretion income of $7.6 million and average purchase accounting loan discounts of $102.9 million for the first quarter of 2017.  Accretion yield decreased approximately $1.8 million from $12.4 million for the fourth quarter of 2017 to $10.6 million for first quarter of 2018.

During the first quarter of 2018, the Company recorded a provision for loan loss of $1.6 million compared to $3.9 million in the first quarter of 2017.  For the first quarter of 2018, net charge-offs were $1.7 million compared to net charge-offs of $3.6 million for the first quarter of 2017.

The Company reported $25.8 million of non-interest income for the first quarter of 2018, compared to $22.7 million, excluding gain on acquisitions for the first quarter of 2017.  The most important components of the first quarter non-interest income were $10.2 million from other service charges and fees, $6.1 million from service charges on deposits accounts, $2.7 million from mortgage lending income, $3.7 million from other income and $877,000 from dividends from FHLB, FRB, Bankers’ Bank & other.

Non-interest expense for the first quarter of 2018 was $63.4 million compared to $55.1 million for the first quarter of 2017.  Excluding $6.7 million in merger expenses during the first quarter of 2017, non-interest expense increased $15.0 million from $48.4 million for the first quarter of 2017 to $63.4 million for the first quarter of 2018.  This increase excluding merger expenses is primarily the result of $7.6 million growth in salaries and employee benefits expense and $2.3 million growth in occupancy and equipment expense resulting from the acquisition of Stonegate Bank in the 3rd quarter of 2017.  For the first quarter of 2018, our efficiency ratio improved to 37.83% from the 40.76% reported for first quarter of 2017.

Financial Condition

Total loans receivable were $10.33 billion at March 31, 2018 and December 31, 2017.  Total deposits were $10.40 billion at March 31, 2018 compared to $10.39 billion at December 31, 2017.  Total assets were $14.32 billion at March 31, 2018 compared to $14.45 billion at December 31, 2017.

During the first quarter of 2018, Centennial CFG produced $63.8 million of organic loan growth, while the legacy footprints experienced a decline of $69.3 million.  Centennial CFG had loans of $1.51 billion at March 31, 2018.

Non-performing loans at March 31, 2018 were $14.5 million, $34.9 million, $42,000 and zero in the Arkansas, Florida, Alabama and Centennial CFG markets, respectively, for a total of $49.5 million.  Non-performing loans as a percent of total loans were 0.48% as of March 31, 2018 compared to 0.43% as of December 31, 2017.  Non-performing assets at March 31, 2018 were $25.2 million, $43.0 million, $1.4 million and zero in the Arkansas, Florida and Alabama and Centennial CFG markets, respectively, for a total of $69.6 million.  Non-performing assets as a percent of total assets were 0.49% as of March 31, 2018 compared to 0.44% as of December 31, 2017.

The Company’s allowance for loan losses was $110.2 million at March 31, 2018, or 1.07% of total loans, compared to $110.3 million, or 1.07% of total loans, at December 31, 2017. As of March 31, 2018 and December 31, 2017, the Company’s allowance for loan losses was 223% and 247% of its total non-performing loans, respectively.

Stockholders’ equity was $2.24 billion at March 31, 2018 compared to $2.20 billion at December 31, 2017, an increase of $33.9 million. The increase in stockholders’ equity is primarily associated with the $54.9 million increase in retained earnings offset by $16.9 million of comprehensive loss and the repurchase of $7.1 million of our common stock during the first quarter of 2018. Book value per common share was $12.89 at March 31, 2018 compared to $12.70 at December 31, 2017.  Tangible book value per common share was $7.27 at March 31, 2018 compared to $7.07 at December 31, 2017, an annualized increase of 11.47%.

Branches

In an effort to achieve efficiencies primarily from our acquisitions, during the first quarter, the Company closed five branches in the Central Florida Region, one branch in the South Florida Region and six branches in the Southeast Florida Region.  The Company currently has 76 branches in Arkansas, 76 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 19, 2018.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10118074.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10118074, which will be available until April 26, 2018 at 10:59 p.m. CT (11:59 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including earnings, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted; return on average common equity excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share; and the tangible common equity to tangible assets ratio--to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions, increased regulatory requirements as a result of our exceeding $10 billion in total assets, legislative and regulatory changes, technological changes and cybersecurity risks, competition from other financial institutions, changes in the assumptions used in making the forward-looking statements, and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:

Jennifer C. Floyd
Chief Accounting Officer & Investor Relations Officer
Home BancShares, Inc.
(501) 339-2929

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2018	2017	2017	2017	2017

ASSETS

Cash and due from banks	$185,479	$166,915	$197,953	$147,041	$163,662
Interest-bearing deposits with other banks	325,122	469,018	354,367	313,447	253,427
Cash and cash equivalents	510,601	635,933	552,320	460,488	417,089
Federal funds sold	1,825	24,109	4,545	-	1,700
Investment securities - available-for-sale	1,693,018	1,663,517	1,575,685	1,400,431	1,250,590
Investment securities - held-to-maturity	213,731	224,756	234,945	254,161	276,599
Loans receivable	10,325,736	10,331,188	10,286,193	7,834,475	7,849,645
Allowance for loan losses	(110,212)	(110,266)	(111,620)	(80,138)	(80,311)
Loans receivable, net	10,215,524	10,220,922	10,174,573	7,754,337	7,769,334
Bank premises and equipment, net	235,607	237,439	239,990	207,071	212,813
Foreclosed assets held for sale	20,134	18,867	21,701	18,789	17,315
Cash value of life insurance	147,424	146,866	146,158	97,684	97,223
Accrued interest receivable	45,361	45,708	41,071	32,445	32,413
Deferred tax asset, net	78,328	76,564	121,787	68,368	67,063
Goodwill	927,949	927,949	929,129	420,941	420,941
Core deposit and other intangibles	47,726	49,351	50,982	21,019	21,885
Other assets	186,001	177,779	163,081	136,494	132,503
Total assets	$14,323,229	$14,449,760	$14,255,967	$10,872,228	$10,717,468

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,473,602	$2,385,252	$2,555,465	$1,957,677	$1,862,996
Savings and interest-bearing transaction accounts	6,437,408	6,476,819	6,341,883	4,335,456	4,274,194
Time deposits	1,485,605	1,526,431	1,551,422	1,474,255	1,430,017
Total deposits	10,396,615	10,388,502	10,448,770	7,767,388	7,567,207
Federal funds purchased	-	-	-	-	-
Securities sold under agreements to repurchase	150,315	147,789	149,531	133,741	123,793
FHLB and other borrowed funds	1,115,061	1,299,188	1,044,333	1,099,478	1,455,040
Accrued interest payable and other liabilities	54,845	41,959	38,782	37,751	69,125
Subordinated debentures	368,212	368,031	367,835	357,838	60,735
Total liabilities	12,085,048	12,245,469	12,049,251	9,396,196	9,275,900

Stockholders' equity
Common stock	1,736	1,736	1,737	1,431	1,434
Capital surplus	1,671,141	1,675,318	1,674,642	940,821	948,982
Retained earnings	585,586	530,658	526,448	527,338	490,142
Accumulated other comprehensive (loss) income	(20,282)	(3,421)	3,889	6,442	1,010
Total stockholders' equity	2,238,181	2,204,291	2,206,716	1,476,032	1,441,568
Total liabilities and stockholders' equity	$14,323,229	$14,449,760	$14,255,967	$10,872,228	$10,717,468

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2018	2017	2017	2017	2017	2018	2017

Interest income
Loans	$148,065	$147,426	$113,269	$112,732	$105,762	$148,065	$105,762
Investment securities
Taxable	8,970	7,793	7,071	6,434	5,478	8,970	5,478
Tax-exempt	3,006	3,025	3,032	2,966	2,944	3,006	2,944
Deposits - other banks	929	736	538	727	308	929	308
Federal funds sold	6	1	3	4	2	6	2

Total interest income	160,976	158,981	123,913	122,863	114,494	160,976	114,494

Interest expense
Interest on deposits	14,806	12,946	8,535	6,810	5,486	14,806	5,486
Federal funds purchased	1	1	-	-	-	1	-
FHLB borrowed funds	4,580	3,806	3,408	3,710	3,589	4,580	3,589
Securities sold under agreements to repurchase	376	325	232	196	165	376	165
Subordinated debentures	5,004	4,934	4,969	4,795	439	5,004	439

Total interest expense	24,767	22,012	17,144	15,511	9,679	24,767	9,679

Net interest income	136,209	136,969	106,769	107,352	104,815	136,209	104,815
Provision for loan losses	1,600	4,926	35,023	387	3,914	1,600	3,914
Net interest income after
provision for loan losses	134,609	132,043	71,746	106,965	100,901	134,609	100,901

Non-interest income
Service charges on deposit accounts	6,075	6,566	6,408	5,966	5,982	6,075	5,982
Other service charges and fees	10,155	10,144	8,490	8,576	8,917	10,155	8,917
Trust fees	446	548	365	309	456	446	456
Mortgage lending income	2,657	3,573	3,172	3,750	2,791	2,657	2,791
Insurance commissions	679	466	472	465	545	679	545
Increase in cash value of life insurance	654	738	478	463	310	654	310
Dividends from FHLB, FRB, Bankers' Bank & other	877	1,030	834	472	1,149	877	1,149
Gain on acquisitions	-	-	-	-	3,807	-	3,807
Gain (loss) on SBA loans	182	-	163	387	188	182	188
Gain (loss) on branches, equipment and other assets, net	7	2	(1,337)	431	(56)	7	(56)
Gain (loss) on OREO, net	405	176	335	393	121	405	121
Gain (loss) on securities, net	-	1,193	136	380	423	-	423
Other income	3,668	2,856	1,941	2,825	1,837	3,668	1,837

Total non-interest income	25,805	27,292	21,457	24,417	26,470	25,805	26,470

Non-interest expense
Salaries and employee benefits	35,014	35,404	28,510	28,034	27,421	35,014	27,421
Occupancy and equipment	8,983	9,009	7,887	7,034	6,681	8,983	6,681
Data processing expense	3,986	3,559	2,853	2,863	2,723	3,986	2,723
Other operating expenses	15,397	15,246	31,596	13,072	18,316	15,397	18,316

Total non-interest expense	63,380	63,218	70,846	51,003	55,141	63,380	55,141

Income before income taxes	97,034	96,117	22,357	80,379	72,230	97,034	72,230
Income tax expense	23,970	72,808	7,536	30,282	25,374	23,970	25,374
Net income	$73,064	$23,309	$14,821	$50,097	$46,856	$73,064	$46,856

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(Dollars and shares in thousands, except per share data)	2018	2017	2017	2017	2017	2018	2017

PER SHARE DATA

Diluted earnings per common share	$0.42	$0.13	$0.10	$0.35	$0.33	$0.42	$0.33
Diluted earnings per common share excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change (non-GAAP)(1)	0.42	0.35	0.32	0.35	0.33	0.42	0.33
Basic earnings per common share	0.42	0.13	0.10	0.35	0.33	0.42	0.33
Dividends per share - common	0.1100	0.1100	0.1100	0.0900	0.0900	0.1100	0.0900
Book value per common share	12.89	12.70	12.71	10.32	10.05	12.89	10.05
Tangible book value per common share (non-GAAP)(1)	7.27	7.07	7.06	7.23	6.96	7.27	6.96

STOCK INFORMATION

Average common shares outstanding	173,761	173,641	144,238	143,282	141,785	173,761	141,785
Average diluted shares outstanding	174,383	174,349	144,987	144,116	142,492	174,383	142,492
End of period common shares outstanding	173,603	173,633	173,666	143,071	143,442	173,603	143,442

ANNUALIZED PERFORMANCE METRICS

Return on average assets	2.08%	0.66%	0.54%	1.86%	1.86%	2.08%	1.86%
Return on average assets excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change (non-GAAP)(1)	2.08%	1.69%	1.70%	1.88%	1.88%	2.08%	1.88%
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.27%	0.73%	0.59%	1.96%	1.96%	2.27%	1.96%
Return on average assets excluding intangible amortization, provision for loan losses, gain on acquisitions, merger expenses, FDIC loss share buy-out expense, hurricane expenses and income taxes (ROA, as adjusted) (non-GAAP)(1)	3.07%	3.10%	2.94%	3.19%	3.31%	3.07%	3.31%
Return on average common equity	13.38%	4.17%	3.88%	13.83%	13.85%	13.38%	13.85%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	24.33%	7.78%	5.80%	20.09%	20.08%	24.33%	20.08%
Efficiency ratio	37.83%	37.05%	53.77%	37.48%	40.76%	37.83%	40.76%
Efficiency ratio, as adjusted (non-GAAP)(1)	37.97%	37.35%	39.12%	37.29%	36.96%	37.97%	36.96%
Net interest margin - FTE	4.46%	4.47%	4.40%	4.50%	4.70%	4.46%	4.70%
Fully taxable equivalent adjustment	$1,209	$1,983	$1,846	$2,016	$2,011	$1,209	$2,011
Total revenue	186,781	186,273	145,370	147,280	140,964	186,781	140,964
Total purchase accounting accretion	10,608	12,397	7,174	8,497	7,652	10,608	7,652
Average purchase accounting loan discounts	164,122	178,027	97,978	104,384	102,906	164,122	102,906

OTHER OPERATING EXPENSES

Advertising	$962	$898	$795	$812	$698	$962	$698
Merger and acquisition expenses	-	-	18,227	789	6,727	-	6,727
FDIC loss share buy-out expense	-	-	-	-	-	-	-
Amortization of intangibles	1,626	1,631	906	866	804	1,626	804
Electronic banking expense	1,878	1,777	1,712	1,654	1,519	1,878	1,519
Directors' fees	330	313	309	324	313	330	313
Due from bank service charges	219	254	472	456	420	219	420
FDIC and state assessment	1,608	1,476	1,293	1,182	1,288	1,608	1,288
Insurance	887	814	577	543	578	887	578
Legal and accounting	778	1,194	698	474	627	778	627
Other professional fees	1,639	1,537	1,436	1,233	1,153	1,639	1,153
Operating supplies	600	602	432	477	467	600	467
Postage	344	323	280	295	286	344	286
Telephone	373	347	305	398	324	373	324
Other expense	4,153	4,080	4,154	3,569	3,112	4,153	3,112

Total other operating expenses	$15,397	$15,246	$31,596	$13,072	$18,316	$15,397	$18,316

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2018	2017	2017	2017	2017

BALANCE SHEET RATIOS

Total loans to total deposits	99.32%	99.45%	98.44%	100.86%	103.73%
Common equity to assets	15.63%	15.25%	15.48%	13.58%	13.45%
Tangible common equity to tangible assets (non-GAAP)(1)	9.46%	9.11%	9.24%	9.91%	9.72%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,658,209	$4,600,117	$4,532,402	$3,368,663	$3,462,773
Construction/land development	1,641,834	1,700,491	1,648,923	1,315,309	1,217,519
Agricultural	81,151	82,229	88,295	78,260	79,940
Residential real estate loans
Residential 1-4 family	1,915,346	1,970,311	1,968,688	1,513,888	1,493,133
Multifamily residential	464,194	441,303	497,910	398,781	404,815
Total real estate	8,760,734	8,794,451	8,736,218	6,674,901	6,658,180
Consumer	40,842	46,148	51,515	38,424	41,893
Commercial and industrial	1,324,173	1,297,397	1,296,485	994,827	1,013,403
Agricultural	50,770	49,815	57,489	69,697	69,307
Other	149,217	143,377	144,486	56,626	66,862
Loans receivable	$10,325,736	$10,331,188	$10,286,193	$7,834,475	$7,849,645
	-	-	-	-	-
Discount for credit losses on purchased loans	$137,404	$146,557	$158,001	$95,627	$104,464
Purchased loans, net of discount for credit losses on purchased loans	3,232,004	3,464,990	3,653,079	1,355,922	1,375,210

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$110,266	$111,620	$80,138	$80,311	$80,002
Loans charged off	2,540	6,936	4,424	1,405	4,706
Recoveries of loans previously charged off	886	656	883	845	1,101
Net loans (recovered)/charged off	1,654	6,280	3,541	560	3,605
Provision for loan losses	1,600	4,926	35,023	387	3,914
Balance, end of period	$110,212	$110,266	$111,620	$80,138	$80,311
	-	-	-	-	-
Net (recoveries) charge-offs to average total loans	0.06%	0.24%	0.18%	0.03%	0.19%
Allowance for loan losses to total loans	1.07%	1.07%	1.09%	1.02%	1.02%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$36,266	$34,032	$34,794	$32,426	$43,810
Loans past due 90 days or more	13,223	10,665	29,183	14,442	15,388
Total non-performing loans	49,489	44,697	63,977	46,868	59,198
Other non-performing assets
Foreclosed assets held for sale, net	20,134	18,867	21,701	18,789	17,315
Other non-performing assets	3	3	3	3	3
Total other non-performing assets	20,137	18,870	21,704	18,792	17,318
Total non-performing assets	$69,626	$63,567	$85,681	$65,660	$76,516

Allowance for loan losses for loans to non-performing loans	222.70%	246.70%	174.47%	170.99%	135.67%
Non-performing loans to total loans	0.48%	0.43%	0.62%	0.60%	0.75%
Non-performing assets to total assets	0.49%	0.44%	0.60%	0.60%	0.71%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2018			December 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$245,815	$929	1.53%	$225,889	$736	1.29%
Federal funds sold	9,682	6	0.25%	21,580	1	0.02%
Investment securities - taxable	1,560,464	8,970	2.33%	1,504,433	7,793	2.06%
Investment securities - non-taxable - FTE	345,217	3,997	4.70%	352,690	4,905	5.52%
Loans receivable - FTE	10,325,439	148,283	5.82%	10,234,713	147,529	5.72%
Total interest-earning assets	12,486,617	162,185	5.27%	12,339,305	160,964	5.18%
Non-earning assets	1,747,752			1,774,631
Total assets	$14,234,369			$14,113,936

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,409,585	$11,242	0.71%	$6,329,858	$9,732	0.61%
Time deposits	1,513,854	3,564	0.95%	1,532,201	3,214	0.83%
Total interest-bearing deposits	7,923,439	14,806	0.76%	7,862,059	12,946	0.65%
Federal funds purchased	78	1	5.20%	304	1	1.31%
Securities sold under agreement to repurchase	152,716	376	1.00%	149,849	325	0.86%
FHLB borrowed funds	1,150,091	4,580	1.62%	1,005,989	3,806	1.50%
Subordinated debentures	368,124	5,004	5.51%	367,935	4,934	5.32%
Total interest-bearing liabilities	9,594,448	24,767	1.05%	9,386,136	22,012	0.93%
Non-interest bearing liabilities
Non-interest bearing deposits	2,381,259			2,473,853
Other liabilities	44,360			35,398
Total liabilities	12,020,067			11,895,387
Shareholders' equity	2,214,302			2,218,549
Total liabilities and shareholders' equity	$14,234,369			$14,113,936
Net interest spread			4.22%			4.25%
Net interest income and margin - FTE		$137,418	4.46%		$138,952	4.47%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	March 31, 2018			March 31, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$245,815	$929	1.53%	$170,500	$308	0.73%
Federal funds sold	9,682	6	0.25%	1,182	2	0.69%
Investment securities - taxable	1,560,464	8,970	2.33%	1,110,166	5,478	2.00%
Investment securities - non-taxable - FTE	345,217	3,997	4.70%	347,085	4,786	5.59%
Loans receivable - FTE	10,325,439	148,283	5.82%	7,585,565	105,931	5.66%
Total interest-earning assets	12,486,617	162,185	5.27%	9,214,498	116,505	5.13%
Non-earning assets	1,747,752			984,346
Total assets	$14,234,369			$10,198,844

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,409,585	$11,242	0.71%	$4,138,813	$3,377	0.33%
Time deposits	1,513,854	3,564	0.95%	1,357,300	2,109	0.63%
Total interest-bearing deposits	7,923,439	14,806	0.76%	5,496,113	5,486	0.40%
Federal funds purchased	78	1	5.20%	-	-	0.00%
Securities sold under agreement to repurchase	152,716	376	1.00%	124,094	165	0.54%
FHLB borrowed funds	1,150,091	4,580	1.62%	1,373,217	3,589	1.06%
Subordinated debentures	368,124	5,004	5.51%	60,819	439	2.93%
Total interest-bearing liabilities	9,594,448	24,767	1.05%	7,054,243	9,679	0.56%
Non-interest bearing liabilities
Non-interest bearing deposits	2,381,259			1,716,452
Other liabilities	44,360			56,419
Total liabilities	12,020,067			8,827,114
Shareholders' equity	2,214,302			1,371,730
Total liabilities and shareholders' equity	$14,234,369			$10,198,844
Net interest spread			4.22%			4.57%
Net interest income and margin - FTE		$137,418	4.46%		$106,826	4.70%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2018	2017	2017	2017	2017	2018	2017

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$73,064	$23,309	$14,821	$50,097	$46,856	$73,064	$46,856
Adjustments
Gain on acquisitions	-	-	-	-	(3,807)	-	(3,807)
Merger and acquisition expenses	-	-	18,227	789	6,727	-	6,727
FDIC loss share buy-out expense	-	-	-	-	-	-	-
Reduced provision for loan losses as a result of a significant loan recovery	-	-	-	-	-	-	-
Hurricane expenses(2)	-	-	33,445	-	-	-	-
Effect of tax rate change	-	36,935	-	-	-	-	-
Total adjustments	-	36,935	51,672	789	2,920	-	2,920
Tax-effect of adjustments(3)	-	-	20,045	199	2,382	-	2,382
Adjustments after-tax (B)	-	36,935	31,627	590	538	-	538
Earnings, as adjusted (C)	$73,064	$60,244	$46,448	$50,687	$47,394	$73,064	$47,394

Average diluted shares outstanding (D)	174,383	174,349	144,987	144,116	142,492	174,383	142,492

GAAP diluted earnings per share: A/D	$0.42	$0.13	$0.10	$0.35	$0.33	$0.42	$0.33
Adjustments after-tax: B/D	-	0.22	0.22	-	-	-	-
Diluted earnings per common share excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change: C/D	$0.42	$0.35	$0.32	$0.35	$0.33	$0.42	$0.33
	-	-	-	-	-	-	-

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: A/H	2.08%	0.66%	0.54%	1.86%	1.86%	2.08%	1.86%
Return on average assets excluding gain on acquisitions, merger expenses, FDIC loss share buy-out expense, reduced provision for loan losses as a result of a significant loan recovery, hurricane expenses & effect of tax rate change: (A+F)/H	2.08%	1.69%	1.70%	1.88%	1.88%	2.08%	1.88%
Return on average assets excluding intangible amortization: (A+C)/(H-I)	2.27%	0.73%	0.59%	1.96%	1.96%	2.27%	1.96%
Return on average assets excluding intangible amortization, provision for loan losses, gain on acquisitions, merger expenses, FDIC loss share buy-out expense, hurricane expenses and income taxes (ROA, as adjusted): (A+B+D+E+G)/(H-I)	3.07%	3.10%	2.94%	3.19%	3.31%	3.07%	3.31%

GAAP net income available to common shareholders (A)	$73,064	$23,309	$14,821	$50,097	$46,856	$73,064	$46,856
Amortization of intangibles (B)	1,626	1,631	906	866	804	1,626	804
Amortization of intangibles after-tax (C)	1,201	991	551	526	489	1,201	489
Provision for loan losses excluding hurricane provision (D)	1,600	4,926	2,134	387	3,914	1,600	3,914
Total adjustments (E)	-	36,935	51,672	789	2,920	-	2,920
Adjustments after-tax (F)	-	36,935	31,627	590	538	-	538
Income tax expense excluding effect of tax rate change (G)	23,970	35,873	7,536	30,282	25,374	23,970	25,374
Average assets (H)	14,234,369	14,113,936	10,853,559	10,793,770	10,198,844	14,234,369	10,198,844
Average goodwill, core deposits & other intangible assets (I)	976,451	979,209	462,799	442,380	415,699	976,451	415,699

(2) Hurricane expenses includes $32,889 of provision for loan losses and $556 of damage expense related to Hurricane Irma.
(3) Effective tax rate of 39.225%, adjusted for non-taxable gain on acquisition and non-deductible merger-related costs.

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2018	2017	2017	2017	2017	2018	2017

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: A/C	13.38%	4.17%	3.88%	13.83%	13.85%	13.38%	13.85%
Return on average tangible common equity excluding intangible amortization: (A+B)/(C-D)	24.33%	7.78%	5.80%	20.09%	20.08%	24.33%	20.08%

GAAP net income available to common shareholders (A)	$73,064	$23,309	$14,821	$50,097	$46,856	$73,064	$46,856
Amortization of intangibles after-tax (B)	1,201	991	551	526	489	1,201	489
Average common equity (C)	2,214,302	2,218,549	1,513,829	1,453,099	1,371,730	2,214,302	1,371,730
Average goodwill, core deposits & other intangible assets (D)	976,451	979,209	462,799	442,380	415,699	976,451	415,699

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	37.83%	37.05%	53.77%	37.48%	40.76%	37.83%	40.76%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	37.97%	37.35%	39.12%	37.29%	36.96%	37.97%	36.96%
		-	-	-	-	-	-
Net interest income (A)	$136,209	$136,969	$106,769	$107,352	$104,815	$136,209	$104,815
Non-interest income (B)	25,805	27,292	21,457	24,417	26,470	25,805	26,470
Non-interest expense (C)	63,380	63,218	70,846	51,003	55,141	63,380	55,141
Fully taxable equivalent adjustment (D)	1,209	1,983	1,846	2,016	2,011	1,209	2,011
Amortization of intangibles (E)	1,626	1,631	906	866	804	1,626	804

Adjustments:
Non-interest income:
Gain on acquisition	$-	$-	$-	$-	$3,807	$-	$3,807
Gain (loss) on OREO	405	176	335	393	121	405	121
Gain (loss) on SBA loans	182	-	163	387	188	182	188
Gain (loss) on branches, equipment and other assets, net	7	2	(1,337)	431	(56)	7	(56)
Gain (loss) on securities	-	1,193	136	380	423	-	423
Recoveries on historic losses	-	-	-	-	-	-	-
Total non-interest income adjustments (F)	$594	$1,371	$(703)	$1,591	$4,483	$594	$4,483

Non-interest expense:
Merger Expenses	$-	$-	$18,227	$789	$6,727	$-	$6,727
Hurricane damage expense	-	-	556	-	-	-	-
Vacant properties write-downs	-	-	-	47	-	-	-
Total non-interest expense adjustments (G)	$-	$-	$18,783	$836	$6,727	$-	$6,727

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2018	2017	2017	2017	2017

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: A/B	$12.89	$12.70	$12.71	$10.32	$10.05
Tangible book value per common share: (A-C-D)/B	7.27	7.07	7.06	7.23	6.96

Total stockholders' equity (A)	$2,238,181	$2,204,291	$2,206,716	$1,476,032	$1,441,568
End of period common shares outstanding (B)	173,603	173,633	173,666	143,071	143,442
Goodwill (C)	$927,949	$927,949	$929,129	$420,941	$420,941
Core deposit and other intangibles (D)	47,726	49,351	50,982	21,019	21,885

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: B/A	15.63%	15.25%	15.48%	13.58%	13.45%
Tangible common equity to tangible assets: (B-C-D)/(A-C-D)	9.46%	9.11%	9.24%	9.91%	9.72%
		-	-	-	-
Total assets (A)	$14,323,229	$14,449,760	$14,255,967	$10,872,228	$10,717,468
Total stockholders' equity (B)	2,238,181	2,204,291	2,206,716	1,476,032	1,441,568
Goodwill (C)	927,949	927,949	929,129	420,941	420,941
Core deposit and other intangibles (D)	47,726	49,351	50,982	21,019	21,885